Exhibit 2.1

FORM OF AGREEMENT AND PLAN OF MERGER

OF UNUSUAL MACHINES, INC.

(a Puerto Rico corporation)

AND

UNUSUAL MACHINES, INC.

(a Nevada corporation)

This Agreement and Plan of Merger, dated as of (the “Agreement”), is entered into the 19th day of April, 2024 by and between Unusual Machines, Inc., a Puerto Rico corporation (“UMAC Puerto Rico”), and Unusual Machines, Inc., a Nevada corporation and wholly-owned subsidiary of UMAC Puerto Rico (“UMAC Nevada”). UMAC Puerto Rico and UMAC Nevada are sometimes referred to herein as the “Constituent Corporations.”

WHEREAS, UMAC Nevada is a corporation duly organized and existing under the laws of the State of Nevada and has an authorized capital of 511,000,000 shares, 500,000,000 shares of which are designated common stock, $0.001 per share and 10,000,000 shares of which are designated preferred stock, $0.001 per share. As of the date of this Agreement, one share of common stock of UMAC Nevada was issued and outstanding, which was held by UMAC Puerto Rico and 1,000 shares of Series B Convertible Preferred Stock (the “Series B”) were authorized.

WHEREAS, UMAC Puerto Rico is a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico and has an authorized capital of 510,000,000, 500,000,000 shares of which are designated common stock, $0.01 par value per share and 10,000,000 shares of which are designated preferred stock, $0.01 par value per share. As of the date of this Agreement, 8,733,341 shares of common stock of UMAC Puerto Rico were issued and outstanding, and 155 shares of Series B Convertible Preferred Stock were issued and outstanding.

WHEREAS, the Board of Directors of UMAC Puerto Rico has determined that, for the purpose of reincorporating UMAC Puerto Rico as a Nevada corporation, it is advisable and in the best interests of UMAC Puerto Rico and its stockholders that UMAC Puerto Rico merge with and into UMAC Nevada upon the terms and conditions herein provided.

WHEREAS, the respective Boards of Directors of the Constituent Corporations have approved and declared the advisability of this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and stockholders and executed by the undersigned officers.

WHEREAS, the Merger (as defined below) is intended to qualify as a transaction governed by Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”).

AGREEMENT

In consideration of the mutual agreements and covenants set forth herein, the Constituent Corporations hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1

ARTICLE 1

MERGER

1.1 Merger. In accordance with the provisions of this Agreement, the Nevada Revised Statutes (the “NRS”) and the Puerto Rico General Corporation Act (the “PRGCA”),UMAC Puerto Rico shall be merged with and into UMAC Nevada (the “Merger”), the separate existence of UMAC Puerto Rico shall cease and UMAC Nevada shall survive the Merger and shall continue to be governed by the laws of the State of Nevada, and UMAC Nevada shall be, and is herein sometimes referred to as, the “Surviving Corporation” The name of the Surviving Corporation shall be “Unusual Machines, Inc.”

1.2 Filing and Effectiveness. Subject to applicable law, the Merger shall become effective when the following actions shall have been completed:

(a) This Agreement shall have been adopted by the sole stockholder of UMAC Nevada and the principal terms of this Agreement shall have been approved by the stockholders of UMAC Puerto Rico in accordance with the requirements of the NRS and the PRGCA, which adoption and approval by such sole stockholder of UMAC Nevada and by the stockholders of UMAC Puerto Rico has occurred as of April [ ] 2024 and March 11, 2024, respectively;

(b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

(c) Articles of merger meeting the requirements of the NRS (the “Articles of Merger”) shall have been filed with the Secretary of State of the State of Nevada and this Agreement, together with a Certificate of Merger/Consolidation of Domestics Corporations as provided in the PRGCA (the “Certificate of Merger”), shall have been filed with the Department of State of the Commonwealth of Puerto Rico.

The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Nevada or at such later time as the Constituent Corporations agree and specify in the Articles of Merger (the “Effective Time”).

1.3 Effect of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the NRS and the PRGCA. Without limiting the generality of the foregoing, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Constituent Corporations shall vest in the Surviving Corporation, and all of the debts, liabilities, obligations, restrictions and duties of the Constituent Corporations shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

1.4 Tax Treatment.

(a) The Constituent Corporations intend that the Merger in conjunction with the formation of UMAC Nevada qualify as a tax-free reorganization pursuant to Section 368(a)(1) of the Code, whereby UMAC Puerto Rico transfers all of its assets to UMAC Nevada in exchange for UMAC Nevada stock and the assumption of any liabilities of UMAC Puerto Rico under Sections 361(a) and 357(a) of the Code, and UMAC Puerto Rico is deemed to distribute stock of UMAC Nevada to its stockholders under Sections 354(a), 361(c), and 1032(a) of the Code.

(b) The Constituent Corporations intend that they be treated as “parties” to the reorganization under Sections 1.368-2(f) of the Treasury Regulations issued under the Code (“Treasury Regulations”); this Agreement be treated as a “plan of reorganization” under Treasury Regulation Sections 1.368-2(g) and 1.368-3(a); and the Merger be undertaken pursuant to this plan of reorganization.

(c) The Constituent Corporations hereto shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to effect the transactions as set forth above, and to secure their treatment as a reorganization under Section 368 of the Code and under applicable state and local tax law as contemplated by this Agreement. To the extent U.S. federal income tax reporting and/or state and local tax reporting is required, each Constituent Corporation shall report the transactions described herein as described above.

2

ARTICLE 2

CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall read as set forth on Exhibit A hereto. The Certificate of Designation of Preferences, Rights and Limitation of Series B (the “Certificate of Designation”) of the Surviving Corporation shall read as set forth on Exhibit B hereto.

2.2 Bylaws. The Bylaws of UMAC Nevada as in effect immediately prior to the Effective Time shall continue in full force and effect as the Bylaws of the Surviving Corporation, until amended in accordance with the provisions thereof and applicable law.

2.3 Directors and Officers. The directors and officers of UMAC Puerto Rico immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, with such directors and officers serving as such until their successors shall have been duly elected and qualified or until as otherwise provided by law or the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

ARTICLE 3

MANNER OF CONVERSION OF STOCK

3.1 UMAC Puerto Rico Stock. Upon the Effective Time, (a) each share of UMAC Puerto Rico common stock, no par value per share, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into one (1) fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation and (b) each share of UMAC Puerto Rico preferred stock, $0.01 par value per share, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into one fully paid and nonassessable share of preferred stock, $0.01 par value per share, of the Surviving Corporation with the rights and limitations as set forth on the Certificate of Designation contained in Exhibit B.

3.2 UMAC Puerto Rico Employee Benefit Plans. Upon the Effective Time, the obligations of UMAC Puerto Rico under or with respect to every plan, trust, program, benefit and employment agreement or arrangement then in effect or administered by UMAC Puerto Rico for the benefit of the directors, officers and employees of UMAC Puerto Rico or any of its subsidiaries shall become the lawful obligations of UMAC Nevada and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. At the Effective Time, UMAC Nevada hereby expressly adopts and assumes all obligations of UMAC Puerto Rico under each such plan, trust, program, benefit and employment agreement or arrangement.

3.3 UMAC Puerto Rico Equity Incentive Plans. Upon the Effective Time, UMAC Nevada shall assume and continue each of the UMAC Puerto Rico equity incentive plans, including all equity incentive plans heretofore assumed by UMAC Puerto Rico (collectively, the “Equity Plans”), and all awards then outstanding thereunder. Each Equity Plan and each such award shall have the same terms and conditions, including the same number of shares of stock reserved or covered thereunder, as applicable, except that (i) the stock reserved or covered under each Equity Plan and all awards then outstanding thereunder shall be the common stock of UMAC Nevada, (ii) any performance goals thereunder related to UMAC Puerto Rico shall relate to UMAC Nevada and (iii) UMAC Nevada shall have the duties, responsibilities and authorities of UMAC Puerto Rico thereunder. At the Effective Time, UMAC Nevada hereby expressly adopts and assumes all obligations of UMAC Puerto Rico under all Equity Plans. A number of shares of UMAC Nevada’s common stock shall be reserved for issuance under the Equity Plans equal to the number of shares of UMAC Puerto Rico common stock so reserved immediately prior to the Effective Time.

3.4 UMAC Nevada Common Stock. Upon the Effective Time, each share of common stock, no par value per share, of UMAC Nevada issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by UMAC Nevada, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares, without any consideration being delivered in respect thereof.

3

3.5 Exchange of Certificates. After the Effective Time, each holder of a certificate representing shares of UMAC Puerto Rico common stock outstanding immediately prior to the Effective Time may, at such shareholder’s option, surrender the same for cancellation to a transfer agent designated by the Surviving Corporation (the “Transfer Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s common stock into which the shares formerly represented by the surrendered certificate were converted as herein provided. Unless and until so surrendered, each certificate representing shares of UMAC Puerto Rico common stock outstanding immediately prior to the Effective Time shall be deemed for all purposes, from and after the Effective Time, to represent the number of shares of the Surviving Corporation’s common stock into which such shares of UMAC Puerto Rico common stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Transfer Agent of any shares of stock represented by such certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Transfer Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of common stock of the Surviving Corporation represented by such certificate as provided above.

Each certificate representing common stock or Series B of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of UMAC Puerto Rico so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

ARTICLE 4

CONDITIONS

4.1 The obligations of UMAC Puerto Rico under this Agreement shall be conditioned upon the occurrence of the following events:

(a) Stockholder Approval. The principal terms of this Agreement shall have been duly approved by the stockholders of UMAC Puerto Rico, which approval was duly obtained on March 11, 2024; and

(b) Consents, Approvals or Authorizations. Any consents, approvals or authorizations that UMAC Puerto Rico in its sole judgment deems necessary or appropriate to be obtained in connection with the consummation of the Merger shall have been obtained.

ARTICLE 5

GENERAL

5.1 Covenants of UMAC Nevada. UMAC Nevada covenants and agrees that it will, on or before the Effective Time:

(a) Qualify to do business as a foreign corporation in the State of Puerto Rico and in connection therewith appoint an agent for service of process as required under the provisions of Section 2105 of the PRGCA;

(b) File the Articles of Merger with the Secretary of State of the State of Nevada;

(c) File this Agreement, together with the Certificate of Merger, with the Department of State of the Commonwealth of Puerto Rico; and

(d) Take such other actions as may be required by the PRGCA.

4

5.2 Further Assurances. From time to time, as and when required by UMAC Nevada or by its successors or assigns, there shall be executed and delivered on behalf of UMAC Puerto Rico such deeds and other instruments, and there shall be taken or caused to be taken by UMAC Nevada and UMAC Puerto Rico such further and other actions as shall be appropriate or necessary to vest or perfect in or conform of record or otherwise by UMAC Nevada the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of UMAC Puerto Rico and otherwise to carry out the purposes of this Agreement, and the officers and directors of UMAC Nevada are fully authorized in the name and on behalf of UMAC Puerto Rico or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

5.3 Abandonment. At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either UMAC Puerto Rico or of UMAC Nevada, or of both, notwithstanding the approval of the principal terms of this Agreement by the stockholders of UMAC Puerto Rico or the adoption of this Agreement by the sole stockholder of UMAC Nevada, or by both.

5.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the Effective Time, provided that an amendment made subsequent to applicable UMAC Nevada stockholder approval or UMAC Puerto Rico stockholder approval shall not, unless approved by such stockholder or stockholders as may be required by law:

(a) Alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation;

(b) Alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger; or

(c) Alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

5.5 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Nevada and, so far as applicable, the merger provisions of the PRGCA.

5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Remainder of Page Left Blank Intentionally]

5

IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Unusual Machines, Inc., a Puerto Rico corporation, and Unusual Machines, Inc., a Nevada corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

UNUSUAL MACHINES, INC.
a Puerto Rico corporation By: /s/ Jeffrey Thompson Name: Jeffrey Thompson Title: President

UNUSUAL MACHINES, INC.
a Nevada corporation

By: /s/ Allan Evans_________

Name: Allan Evans

Title: Chief Executive Officer

6